UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________________________________
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 28, 2016

  ______________________________________________________
NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)
  ______________________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (I.R.S. Employer Identification No.)

1201 Louisiana St., Suite 3400 Houston, Texas (Address of principal executive offices)		77002 (Zip code)

Registrant’s telephone number, including area code: (713) 751-7507
 ______________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 28, 2016, NRP Oil and Gas LLC ("NRP Oil and Gas"), a wholly owned subsidiary of Natural Resource Partners L.P. ("NRP"), completed the previously announced sale of its non-operated oil and gas working interest assets located in the Williston Basin for $116.1 million. This sale had an effective date of April 1, 2016.

Item 9.01	Financial Statements and Exhibits

(b)	Pro Forma Financial Information.

Filed as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference, are the unaudited pro forma consolidated balance sheet as of March 31, 2016 and the unaudited pro forma consolidated income statements for the three months ended March 31, 2016 and the years ended December 31, 2015, 2014 and 2013. These pro forma financial statements have been prepared to give effect to the sale of NRP Oil and Gas' non-operated oil and gas working interest assets. The pro forma financial statements are presented for informational purposes only and do not purport to represent what the Partnership's consolidated results of operations or financial position would have been had the sale occurred on the dates indicated or to project the Partnership's consolidated financial position as of any future date or the Partnership's consolidated results of operations for any future period.

(d)	Exhibits.

Exhibit Number	Description
99.1	Natural Resource Partners L.P. Unaudited Pro Forma Consolidated Financial Statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.

	By:	NRP (GP) LP
its General Partner

	By:	GP Natural Resource Partners LLC
its general partner

Date: August 3, 2016		/s/ Kathryn S. Wilson
Kathryn S. Wilson
Vice President and General Counsel